Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE	NYSE American: GORO
December 11, 2023

GOLD RESOURCE CORPORATION REPORTS HIGH GRADE DRILL RESULTS AT THE DON DAVID GOLD MINE

STEP-OUT EXPLORATION HOLE INTERSECTS 17.3 METERS AT 12.54 G/T AU/Eq

DENVER – December 11, 2023 – Gold Resource Corporation (NYSE American: GORO) (the “Company,” “we,” “our,” or “GRC”) is pleased to announce the results of one of its recent step-out exploration drill holes from its 150-hole, 34,000-meter, 2023 drill program at Don David Gold Mine (“DDGM”). Hole 523136 shows a width of 17.3 meters grading 12.54 g/t Au/Eq1, which includes 9.4 g/t Au and 263 g/t Ag (15.0 m true width). The exceptional width and grade appears to occur at the confluence of two veins (Sandy 1 and Sandy 2) that are part of the Gloria and Three sisters vein arrays in the upper portion of the Mine, located approximately 250 meters below surface. The program has been testing this previously unexplored area of the deposit in order to discover and delineate potentially high-grade resources that are more easily accessible. To date, the results have been very encouraging and will be incorporated into a 2023 year-end resource estimate update, that will be released in Q1 2024.

“This result is one of the highest-grade and most consistently mineralized to date and continues to prove the significant potential of the developing new resources in the Gloria / Three Sisters vein system. In addition, these wider and higher grade veins are closer to the surface and will further improve their economic impact to our future mine plans,” stated Allen Palmiere, President and CEO of the Company.

1 Gold equivalent (Au/Eq) g/t is calculated based on the gold grade plus silver grade converted to gold grade using an 84.38 ratio (determined by using current market spot price estimates of $2,025/ounce gold and $24/ounce silver metal prices).

Perspective View of the Arista, Gloria, Three Sisters, and Switchback Vein Systems (looking north-west).

Splay 31
Marena N
Gloria
Three Sisters
L4
L3
Soledad N
Susana N
Salamanca
Marena
Arista System
Switchback System
Soledad S
Plunge +04
Azimuth 321
0
125
250
375
500

Drilling continues to identify significant ore-shoots within the newly defined inferred resource shells of veins in the Gloria / Three Sisters vein system, where positive results and recent geologic interpretation have defined a robust mineralized horizon between approximately 650 and 750 m ASL, where the Gloria and Three Sisters veins merge. This horizon appears to be extending upwards, highlighted by the recent results from Hole No. 523136, intersected at an elevation of 762 m ASL. The Gloria / Three Sisters vein system continues to remain open in all directions.

Year-to-date, more than 150 drill holes and 34,000 meters of core have been drilled as part of the 2023 underground drill program at the Arista mine. The program continues to successfully advance our exploration objectives of identifying new mineralization and defining and upgrading additional mineral resources. All new drill results are in the process of being incorporated into a 2023 year-end estimate update due for release in Q1 2024.

Drill Hole No. 523136 Assay Details – Sandy 1 and 2 Veins – Gloria / Three Sisters Vein System

Note: Assays are by ALS, Vancouver, BC, Canada. The Company conducts a significant QA/QC program which includes the insertion of certified assay standards, blanks, and duplicates in the sample stream to ensure the assay lab results are within specified performance levels.

About GRC:

Gold Resource Corporation is a gold and silver producer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico and its Back Forty gold-copper development Project in Michigan, USA. Under the direction of an experienced board and senior leadership team, the Company’s focus is to unlock the significant exploration upside of its mine and surrounding large land package to the benefit of its existing infrastructure. For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for an understanding of the risk factors associated with its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the potential for additional mineral resources in future mine plans and plans for further exploration drilling in 2023. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation as of the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. Also, there can be no assurance that production will continue at any specific rate. Forward-looking statements are subject to risks and uncertainties, including the possibility of lower than anticipated revenue or higher than anticipated costs at the Don David Gold Mine, volatility in commodity prices, and declines in general economic conditions. Additional risks related to the Company may be found in the periodic and current reports filed with the SEC by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which are available on the SEC’s website at www.sec.gov.

Contacts:

Allen Palmiere

Chief Executive Officer

Allen.Palmiere@GRC-USA.com

www.goldresourcecorp.com